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                                                                    EXHIBIT 99.2


                          CONSENT OF PIPER JAFFRAY & CO

   We hereby consent to the inclusion of our opinion letter dated January 24, 2006 as Appendix C to, and to the reference thereto under the captions "SUMMARY -- Opinion of ATS Medical's Financial Advisor" "PROPOSAL 1: THE MERGER -- Background of the Merger," "PROPOSAL 1: THE MERGER -- ATS Medical's Reasons for the Merger; Recommendation of the Board of Directors" and "PROPOSAL 1: THE MERGER -- Opinion of ATS Medical's Financial Advisor" in, the prospectus and proxy statement of ATS Medical, Inc. and information statement of 3F Therapeutics, Inc. (the "Proxy Statement/Prospectus") relating to the proposed merger transaction involving ATS Medical, Inc. and 3F Therapeutics, Inc., which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of ATS Medical, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            /s/ Piper Jaffray & Co.
                                            ------------------------------
                                            PIPER JAFFRAY & CO



Minneapolis, Minnesota
April 17, 2006

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